UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2014, Visteon Corporation (the “Company”) entered into a new credit agreement (the “Credit Agreement”), by and among the Company as borrower, each lender from time to time party thereto, each L/C Issuer (as defined in the Credit Agreement) from time to time party thereto and Citibank, N.A. as administrative agent (the “Administrative Agent”), which provides for (i) delayed draw term loans in an aggregate principal of $600,000,000 (the “Term Facility”) and (ii) a $200,000,000 revolving credit facility (the “Revolving Facility”). The Company and certain of its subsidiaries have granted a security interest in substantially all of their respective property, subject to certain limitations. The following is a description of certain material terms of the Credit Agreement.

At the Company’s option, loans under the Term Facility and Revolving Facility may be maintained from time to time at an interest rate equal to the applicable rate (“Applicable Rate”) plus the applicable domestic rate (“Base Rate”) or the LIBOR-based rate (“Eurodollar Rate”). The Base Rate shall be a fluctuating rate per annum equal to the highest of (i) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York on the following Business Day, plus 0.50%; (ii) the rate established by the Administrative Agent as its “prime rate” at is principal U.S. office and (iii) the Eurodollar Rate (which, for the purposes of establishing the Base Rate, shall not be less than 0.75%) plus 1%. The Eurodollar Rate shall be equal to the quotient obtained by dividing (a) the ICE Benchmark Administration Limited LIBOR Rate by (b) the difference between 1.00 and the reserve percentage under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to Eurocurrency funding. The Applicable Rate varies based on certain corporate credit ratings at the time of borrowing, and ranges from 1.75% to 1.00% for Base Rate loans and 2.75% to 2.00% for Eurodollar Rate loans.

Up to $75,000,000 of the Revolving Facility is available for the issuance of letters of credit, and any such issuance of letters of credit will reduce the amount available for loans under the Revolving Facility. Up to $20,000,000 of the Revolving Facility is available for swing line advances, and any such swing line advances will reduce the amount available for loans under the Revolving Facility. The Company may request increases in the limits under the Term Facility and the Revolving Facility and may request the addition of one or more term loan facilities under the Credit Agreement.

The Term Facility shall mature on April 9, 2021 (the “Term Facility Maturity Date”), and the Revolving Facility shall mature on April 9, 2019 (the “Revolving Facility Maturity Date”). Loans made under the Term Facility are due and payable in full on the Term Facility Maturity Date. Loans made under the Revolving Facility are due and payable in full on the Revolving Facility Maturity Date. Outstanding borrowings are prepayable without penalty (other than borrowings made for the purpose of reducing the effective interest rate margin or weighted average yield of the loans) in $100,000 increments over $500,000 for loans maintained under the Base Rate and in $250,000 increments over $1,000,000 for loans maintained under the Eurodollar Rate. In the event the Company makes a prepayment of the term loans in connection with a repricing transaction at any time prior to the six month anniversary of the closing date, the Company must pay a prepayment premium equal to 1.0% of the principal amount of term loans prepaid or repaid to the applicable lenders under the Term Facility. There are mandatory prepayments of principal in connection with: (i) excess cash flow sweeps (in the amount of 50%, with step downs to 25% and 0% of the excess cash flow, depending on the then-applicable leverage), (ii) certain asset sales or other dispositions (including as a result of casualty or condemnation), (iii) certain refinancings of indebtedness and (iv) overadvances under the Revolving Facility. The Company is also required to repay quarterly 0.25% of the initial term loan drawn.

The Credit Agreement requires the Company and its subsidiaries to comply with customary affirmative and negative covenants, including financial covenants and contains customary events of default. The Term Facility and the Revolving Facility require that, as of the last day of any four consecutive fiscal quarters of the Company last ended (commencing as of June 30, 2014), the Company maintain a total net leverage ratio no greater than 3.00:1.00 (the “Financial Maintenance Covenant”). During any period when the Company’s corporate and family ratings meet certain specified ratings, certain of the negative covenants shall be suspended and the Financial Maintenance Covenant shall only be tested with respect to the Revolving Facility.

All obligations under the Credit Agreement and obligations in respect of certain cash management services and swap agreements with the lenders and their affiliates are unconditionally guaranteed by certain of the Company’s subsidiaries. In connection with the Credit Agreement, on April 9, 2014, (i) the Company, certain of its subsidiaries and the Administrative Agent entered into a Security Agreement (the “Security Agreement”) (ii) certain subsidiaries of the Company and the Administrative Agent entered into a Guaranty Agreement (the “Guaranty Agreement”) and (iii) the Company, certain of its subsidiaries and the Administrative Agent entered into an Intellectual Property Security Agreement (the “Intellectual Property Security Agreement” and, together with the Security Agreement and the Guaranty Agreement, the “Security Documents”). Pursuant to the Security Documents, all obligations under the Credit Agreement are secured by a first-priority perfected lien (subject to certain exceptions) in substantially all of the property of the Company and the subsidiaries party to the Security Agreement, subject to certain limitations.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 9, 2014, among Visteon Corporation, each lender from time to time party thereto, each L/C Issuer from time to time party thereto and Citibank, N.A. as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: April 14, 2014	By:	/s/ Peter M. Ziparo
Peter M. Ziparo Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 9, 2014, among Visteon Corporation, each lender from time to time party thereto, each L/C Issuer from time to time party thereto and Citibank, N.A. as Administrative Agent